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EXHIBIT 10.54

PERMIT 38148 AND VARIOUS ENDORSEMENTS

                 PETROLEUM MINING PERMIT 38148
                           (NGATORO)

Background

1.   The Licences listed below are the holders of Prospecting
Licence 38706.

     Licence Interest %

     Fletcher Challenge Energy Taranaki Limited   26.50835

     Southern Petroleum (Ohanga) Limited          26.50835

     Petroleum Resources Limited                  18.18330

     Australia and New Zealand Petroleum Limited  13.35000

     Minora Energy (NZ) Limited                    4.45000

     Minister of Energy                           11.00000

2. The Licensees have applied to the Minister of Energy to surrender the Prospecting Licence 38706 as to part of the land comprised in that Licence and described in the Second Schedule to this Permit. The Licensees listed in the First Schedule to this Permit have applied to the Minister of Energy to receive in exchange a mining permit.

NOW THEREFORE

I, MAX BREADFORD, MINISTER OF ENERGY, acting pursuant to section
25 of the Crown Minerals Act 1991 HEREBY GRANT a Mining Permit, on the conditions in this Permit and Schedules, to the Permit
Holders named in the First Schedule to this permit.
PERMIT CONDITIONS

1.   Definitions

1.1  In this Permit:

"Permit" includes the Schedules to this Permit;

"Permit Holder" means the permit holders named in the First
Schedule to this permit and refers to each and all of the permit holders jointly and severally.



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1.2  The headings to the Clauses of this Permit are for
convenience only and have no legal effect.

2.   Duration

2.1 This permit is granted for a duration of fourteen (14) years.

3.   Mining

3.1 The Permit Holder shall have the right prospect, explore, and mine for petroleum in the area described in the Second
Schedule to this Permit, and delineated on that plan in the Schedule.

4.   Compliance

4.1 The Permit Holder will comply with the conditions specified in this Permit and with every other obligation arising under the Crown Minerals Act 1991 and any Regulations made under that Act.

5.   Work Programme

5.1 The Permit Holder will comply with the work programme in the Third Schedule to this Permit.

5.2 The Permit Holder is responsible for ensuring that all appropriate consents are obtained before commencing any of the works authorised under this Permit.

5.3 The Permit Holder will at all times make all reasonable efforts to conduct exploration, appraisal and mining operations as appropriate in accordance with good oilfield practice and will meet that degree of due diligence and prudence reasonably and ordinarily exercised by experienced operators engaged in a similar activity under similar circumstances.

6.   Fees

6.1 The Permit Holder will pay all fees payable in relation to this Permit.

7.   Royalties

7.1 The Permit Holder will pay to the Secretary of Commerce a royalty calculated in accordance with the conditions set out in the Fourth Schedule to this Permit.

8.   Date of Commencement of Production

8.1 Mining operations may commence on the day following the grant of this Permit.

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9.   Wells and Production Facilities

9.1 The Permit Holder will produce petroleum from wells in the Ngatoro Field in the manner described in the approved Work
Programme.

9.2 The Permit Holder will not undertake any works in relation to the injection of water or gas into any underground reservoir
(except as may be authorised by an amendment to this Permit).

9.3 The Permit Holder shall not flare gas from the Ngatoro field in the normal course of operations during any twelve month period commencing on 1 July in any year unless the consent of the Secretary of Commerce to such flaring has been obtained prior to the commencement of the period within which flaring is to take place.

9.4 The Permit Holder may drill additional wells and conduct initial well testing operations in accordance with the relevant Crown Minerals (Petroleum) Regulations. Additional wells drilled into petroleum reservoirs identified in the existing wells Ngatoro-1, -2, -3, -4, -5, -6, -7, -8 may be placed into commercial production under this Permit according to the work programme in the Third Schedule. New petroleum reservoirs discovered in additional wells shall not be placed in commercial production except as authorised by an amendment to this permit.

10.  Amendments to Permit

10.1 The Permit Holder may request an amendment to this Permit by forwarding to the Secretary of Commerce, for consideration by the Minister of Energy, the information referred to in the relevant
Crown Minerals (Petroleum) Regulations.

10.2 An amendment to the Permit will not generally be required for minor modifications to equipment where such modifications do not affect the approved production operations. In such cases, details of any changes to facilities or equipment included in the Work Programme approved in the Third Schedule are to be provided to the Secretary within 3 months of installation thereof.

11.  Abandonment

11.1 At the completion of production operations in the Permit, the Permit Holder shall abandon any wells, remove surface facilities and restore operating sites in accordance with good oil field practice. Any gas and liquid export lines will be swabbed free of gas/hydrocarbon liquid and abandoned in-situ. Prior to the abandonment of any facilities in the Permit, the Permit Holder will submit a report to the Secretary of Commerce describing the proposed abandonment and the reasons for the abandonment.

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Dated at Wellington this 23RD day of December 1996

/s/ Doug Kidd
Minister of Energy

                           PMP 38148

                         FIRST SCHEDULE

The Permit Holders:
     Percentage Interest

Fletcher Challenge Taranaki Limited          29.78465%
32-38 Molesworth Street,
New Plymouth

Southern Petroleum (Ohanga) Limited          29.78465%
32-38 Molesworth Street,
New Plymouth

Petroleum Resources Limited                  20.43070%
6th Floor, 234 Wakefield Street,
Wellington

Australia & New Zealand Petroleum Limited    15.00000%
6th Floor, 234 Wakefield Street,
Wellington

Minora Energy (NZ) Limited                    5.00000%
3rd Floor, 31 Ventor Avenue
West Perth  WA  6872
Australia


                           PMP 38148

                         THIRD SCHEDULE

WORK PROGRAM-SEE FILE 2011101301 FOR TEXT OF WORK PROGRAM &
DIAGRAMS

PERMIT ENDORSEMENT

Permit    PMP 38148

Action    The Secretary of Commerce has granted his consent of
the continued flaring of natural gas from the Ngatoro Mining
Permit, until 23 December 1997.

Date 25 August 1997



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Certified true and correct

/s/ Clyde Bennett
For Unit Manager   Permitting
8/9/1997

                       PERMIT ENDORSEMENT

IN THE MATTER of the Crown Minerals Act 1991

AND

IN THE MATTER of Petroleum Mining Permit 38148 in the name of
Fletcher Challenge Energy Taranaki Limited, Southern Petroleum
(Ohanga) Limited, Petroleum Resources Limited, Australia and New
Zealand Petroleum Limited and Ngatoro Energy Limited

PURSUANT to section 3.4 and condition 9.3 of the Ngatoro Mining
Permit (PMP 38148) work programme and subject to the conditions set out below, I hereby consent to the continued flaring of gas from the Ngatoro Field until 31 March 1999.

It shall be a condition of this consent that after the commencement of gas ales, the permit holder shall not flare gas from the Ngatoro-1 wellsite except:

1. for periods where such sales gas cannot be taken by the buyer; or

2. where flaring is required as a consequence of effecting an emergency shutdown; or

3. where flaring is required as a consequence of equipment failure and the petroleum flaring does not exceed 7 days duration; or

4. where flaring is in accordance with the mining permit work programme approved by the Minister.

DATED at Wellington this 21st day of January 1998.

SIGNED by Paul Stephen Carpinter, Secretary of Commerce